                                                                    EXHIBIT 3i.1


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICAN TOWER SYSTEMS CORPORATION


       FIRST: The name of the corporation (hereinafter the "Corporation") is
       -----
AMERICAN TOWER CORPORATION.

     SECOND: The respective names of the County and of the City within the
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County in which the registered office of the Corporation is located in the State of Delaware are the County of New Castle and the City of Wilmington. The name of the registered agent of the Corporation is Corporation Service Company. The street and number of said registered office and the address by street and number of said registered agent is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297.

     THIRD: The nature of the business of the Corporation and the objects or
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purposes to be transacted, promoted or carried on by it are as follows:  To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

       FOURTH: The aggregate number of shares of all classes of stock which the
       ------
Corporation is authorized to issue is 380,000,000 shares, of which 20,000,000 shall be shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), and 360,000,000 shall be shares of Common Stock, $.01 par value per share (the "Common Stock"), of which 300,000,000 shall be shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and 50,000,000 shall be shares of Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), and 10,000,000 shall be shares of Class C Common Stock, $.01 par value per share (the "Class C Common Stock").

     A.   GENERAL
          -------

     No holder of any of the shares of stock of this Corporation, whether now or hereafter authorized or issued, shall be entitled as of right to purchase or subscribe for (i) any unissued stock of any class, or (ii) any additional share of any class to be issued by reason of any increase of the authorized stock of the Corporation of any class, or (iii) bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable, or carrying any right to purchase or otherwise acquire, stock of any class of the Corporation. Subject to the other terms of this Restated Certificate of Incorporation, the Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized, together with any additional shares of any class to be issued by reason of any increase of the authorized stock of the Corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable, or carrying any right to purchase or otherwise acquire, stock of any class of the Corporation, for such purposes, in such amounts, to such Persons, for such consideration and, in the case of the Preferred Stock, in one or more series or classes, all as the Board of Directors in its sole and absolute discretion may from time to time determine and without any vote, approval, consent or other action by the stockholders, except as otherwise required by applicable law.

     Every reference in this Restated Certificate of Incorporation to a majority or other portion of shares of stock, including without limitation the provisions set forth in Articles EIGHTH and TENTH, shall refer to such majority or other portion of the votes of such shares of stock.

     The designations and the powers, preferences and rights, of the capital stock of the Corporation and the qualifications, limitations and restrictions thereof, shall be as set forth in Sections B, C, D and E below.

     B.   PREFERRED STOCK
          ---------------

     The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors, in its sole and absolute discretion, providing for the issuance of such class or series and as may be permitted by the Delaware General Corporation Law, including, without limitation, the authority to determine with respect to the shares of any such class or series (i) whether such shares shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (ii) whether such shares shall be entitled to receive dividends (which may be cumulative or noncumulative) and, if so, the rates and conditions of such dividends, including the times at which such dividends are payable, the preferences in relation to the dividends payable on any other class or classes or any other series of the same or any other class or classes of stock, and whether such dividends are payable, in whole or in part, in cash, in additional shares of such class or series, or in any other series of the same or any other class or classes of stock, or in other securities of the Corporation, or in any combination of the foregoing; (iii) the rights of such shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of such shares; (iv) whether such shares shall be convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, or any other securities of the Corporation, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine; (v) whether the class or series shall have a sinking fund for the redemption or purchase of such shares, and, if so, the terms and amount of such sinking fund; and (vi) any other relative rights, preferences or limitations.

     C.   COMMON STOCK
          ------------

     Except as otherwise provided in this Section or as otherwise required by the Delaware General Corporation Law, all shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be identical and shall entitle the holders thereof to the same powers, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions thereof.

          1.  Voting Rights and Powers.  (a) Except as otherwise provided in
              ------------------------
     this Restated Certificate of Incorporation, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in the name of such stockholders on the record of stockholders, and the holders of the outstanding shares of Class B Common Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Common Stock standing in the name of such stockholders on the record of stockholders. Except as otherwise required by Applicable Law or paragraph
     (b), (c) (d), (e) or (f) of this Section (C)(1), holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to the stockholders for a vote, including, notwithstanding the first sentence of Section 242(b)(2) of the Delaware General Corporation Law, any amendment to this Restated Certificate of Incorporation which would increase or decrease the number of authorized shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, subject to any voting rights which may be granted to holders of Preferred Stock. Except as otherwise provided by Applicable Law, holders of Class C Common Stock shall not be entitled to vote on any matters to be voted on by the Corporation's stockholders nor to take any action in meetings with respect to any such matters.

          (b) In the election of directors, the holders of Class A Common Stock shall be entitled, voting as a single class and exclusive of all other stockholders, to elect two (2) directors of the Corporation (the "Class A Directors"), with each share of Class A Common Stock entitled to one vote. Any one or more of the Class A Directors may be removed with or without cause only by a vote of the holders of Class A Common Stock, voting separately as a single class and holding not less than a majority of the issued and outstanding shares of Class A Common Stock.

          (c) Except as set forth in paragraph (b) above, the holders of the Class A Common Stock and the Class B Common Stock, voting as a single class, shall have the right to vote on the election of all directors of the Corporation, with each share of Class A Common Stock being entitled to one
     (1) vote and each share of Class B Common Stock being entitled to ten (10) votes. Any one or more of the directors (other than the Class A Directors) may be removed with or without cause by a vote of the holders of Class A Common Stock and Class B Common Stock, voting as a single class, holding not less than a majority of the votes entitled to be cast for the election of directors (other than Class A Directors) of the Corporation.

          (d) From and after the Final Class B Date, except as otherwise required by Applicable Law and subject to the rights, if any, of any class or series of Preferred Stock from time to time outstanding, with respect to each matter submitted to the vote of the stockholders (including without limitation the election of directors of the Corporation), the holders of the Class A Common Stock voting as a class shall be entitled to determine such matter, with each issued and outstanding share of Class A Common Stock entitled to one (1) vote.

          (e) In addition to such other vote, if any, as may be required by the Delaware General Corporation Law or this Restated Certificate of Incorporation, the vote or consent of the holders of a majority of the Class A Common Stock voting separately as a single class shall be required to amend or restate this Restated Certificate of Incorporation in a manner that would alter or change the powers, preferences or special rights of the shares of Class A Common Stock so as to affect them adversely; provided, however, that notwithstanding the foregoing, no such amendment or restatement that (i) increases or decreases the number of authorized shares of, or which increases or decreases the par value of, the Class A Common Stock, the Class B Common Stock or the Class C Common Stock, or (ii) creates a new class of Common Stock or increases or decreases the authorized number of shares thereof so long as such shares are not entitled to more than one (1) vote per share, shall be deemed to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock, and the holders of the Class A Common Stock shall not be entitled to vote as a class with respect to any of the matters referred to in clause
     (i) or (ii) immediately preceding.

          (f) In addition to the vote, if any, as may be required by the Delaware Corporation Law or this Restated Certificate of Incorporation, the vote or consent of the holders or a majority of the Class A Common Stock, voting separately as a single class, shall be required to amend or restate this Restated Certificate of Incorporation in a manner that creates any class of Common Stock having more than one vote per share, unless such class is to be issued in exchange for the Class B Common Stock and does not have more than ten votes per share and the terms of this Section (C) apply to it to the same extent as to the Class B Common Stock.

     2.  Stock Splits, Dividends and Distributions.  The Corporation shall not
         -----------------------------------------
in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise), or pay or declare any stock dividend on, the outstanding shares of the Common Stock of any class or series unless the outstanding Common Stock of all the other classes and series shall be proportionately subdivided or combined or the holders thereof shall have received a proportionate dividend. All such subdivisions, combinations and dividends shall be payable only in shares of the respective classes or series to the holders of such classes or series. At any time shares of more than one class of Common Stock are outstanding, as and when dividends or other distributions payable in either cash, capital stock of the Corporation (other than in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock) or other property of the Corporation may be declared by the Board of Directors, the amount of any such dividend or other distribution payable on each share of each class of Common Stock shall in all cases be equal, except that in the event of any such dividend or distribution in which shares (or other securities) of any company (including of any direct or indirect Subsidiary of the Corporation) are distributed, such shares (or other securities) may differ as to voting rights up to the extent that the voting rights of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock differ immediately prior to such dividend or distribution; provided, however, that any shares (or other securities) that differ as to voting rights and are permitted by the exception immediately preceding this proviso shall be subject to the same transfer restrictions and conversion events as the Class B Common Stock to the same extent as if such shares (or other securities) were shares of Class B Common Stock.

     3.  Consideration on Merger, Consolidation, etc.; Distribution of Assets
         --------------------------------------------------------------------
Upon Liquidation.  In any merger, consolidation or business combination, the
----------------
consideration to be received per share by the holders of shares of Class A Common Stock, shares of Class B Common Stock and shares of Class C Common Stock shall be identical for each class of stock, except that in any such transaction in which shares of capital stock and/or other securities (including debt securities) (including without limitation those of a surviving entity, or the direct or indirect parent entity thereof, whether or not such surviving entity is the Corporation) are to be distributed, such shares (or other securities) may differ as to voting rights up to the extent that the voting rights of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock differ immediately prior to such merger, consolidation or business combination; provided, however, that any shares (or other securities) that differ as to voting rights and are permitted by the exception immediately preceding this proviso shall be subject to the same transfer restrictions and conversion events as the Class B Common Stock to the same extent as if such shares (or other securities) were shares of Class B Common Stock.

     In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for the holders of all shares of the Preferred Stock then outstanding the full preferential amounts to which they may be entitled, if any, under the resolutions authorizing the issuance of such Preferred Stock, the net assets of the Corporation remaining thereafter shall be distributed ratably to each share of Class A Common Stock, Class B Common Stock and Class C Common Stock in accordance with the number of shares thereof and without regard to class, except that in the event of any such liquidation, dissolution or winding up in which shares (or other securities) of any company (including of any direct or indirect Subsidiary of the Corporation) are distributed, such shares (or other securities) may differ as to voting rights up to the extent that the voting rights of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock differ immediately prior to such liquidation, dissolution or winding up; provided, however, that any shares (or other securities) that differ as to voting rights and are permitted by the exception immediately preceding this proviso shall be subject to the same transfer restrictions and conversion events as the Class B Common Stock to the same extent as if such shares (or other securities) were shares of Class B Common Stock. For the purposes of this paragraph, neither the merger, consolidation or business combination of the Corporation with or into any other entity in which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the surviving entity (or of the direct or indirect parent entity thereof), nor the sale, lease or transfer by the Corporation of all or any part of its business and assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     4.  Automatic Conversion of Class B Common Stock Upon Non-Permitted
         ---------------------------------------------------------------
Transfer of Class B Common Stock.  No Person may Transfer, and the Corporation
--------------------------------
shall not register the Transfer of, any share of Class B Common Stock, unless such Transfer constitutes a Permitted Transfer. Any purported Transfer of economic, record or beneficial ownership of shares of Class B Common Stock other than in accordance with the terms of this Subsection shall, without any act on the part of the Corporation, the Class B Holder, the transferee or any other Person, result in the conversion of each share of the purportedly transferred shares of Class B Common Stock into one share of Class A Common Stock effective on the date of such purported transfer, and the stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock. Notwithstanding the foregoing, any Class B Holder may pledge its shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be registered in the name of the pledgee and shall remain subject to the provisions of this Subsection. In the event of foreclosure or other similar action with respect to such shares by the pledgee, such pledged shares of Class B Common Stock may only be Transferred to a Permitted Transferee or converted into shares of Class A Common Stock, as the pledgee may elect.

      Shares of Class B Common Stock issued upon Transfer to a Permitted Transferee shall be issued to or registered in the names of the beneficial owners thereof and not in "street" or "nominee" names. If there is more than one beneficial owner of such transferred shares of Class B Common Stock, the shares may be registered in the name of one such beneficial owner, provided such registered owner files a certificate with the Corporation identifying the names of all beneficial owners of such shares. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that the registered owner of such shares is in fact the beneficial owner of such shares, or to establish the identity of the Economic Owner, as the case may be, of such shares or to establish that any transferee of such shares is a Permitted Transferee.

     The Corporation shall note on all certificates for shares of Class B Common Stock that the shares represented by such certificates are subject to the restrictions on transfer and registration of transfer imposed by this Subsection.

     5.  Automatic Conversion of all Class B Common Stock.  Upon the occurrence
         ------------------------------------------------
of a Dodge Conversion Event:

           (a) all shares of Class B Common Stock at the time outstanding shall, without any act on the part of the Corporation, any Class B Holder or any other Person, result in the conversion of each share of Class B Common Stock into one share of Class A Common Stock effective as of the close of business on the date of the occurrence of the Dodge Conversion Event, the stock certificates formerly representing shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock, and no further transfers of shares of Class B Common Stock shall be effected on the stock record books of the Corporation; and

          (b) all options to purchase shares of Class B Common Stock at the time outstanding shall, without any act on the part of the Corporation, the holder of any such option or any other Person, become an option to purchase a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock theretofore purchasable under such option.

     6.  Optional Conversion of Common Stock.  Each fully paid share of Class B
         -----------------------------------
Common Stock and each fully paid share of Class C Common Stock shall be convertible at the election of the holder thereof into one share of Class A Common Stock in accordance with and subject to the provisions of this Subsection as follows:

          (a)  Class B Common Stock into Class A Common Stock.  Any holder of
               ----------------------------------------------
     shares of Class B Common Stock may, in its sole and absolute discretion, elect to convert any or all of such shares into shares of Class A Common Stock at one time or from time to time by surrendering the certificate representing each share of Class B Common Stock to be converted to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation) by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by such holder or his duly authorized attorney, with signature guaranteed (if so required by the Corporation).

          (b)  Class C Common Stock into Class A Common Stock.
               ----------------------------------------------

               (i) Any holder of shares of Class C Common Stock, other than Chase Equity Associates ("CEA") or any of its Affiliates (individually, a "CEA Holder" and collectively, the "CEA Holders"), may, in its sole and absolute discretion, elect to convert any or all of such shares into shares of Class A Common Stock at one time or from time to time by surrendering the certificate representing each share of Class C Common Stock to be converted to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation) by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by such holder or his duly authorized attorney, with signature guaranteed (if so required by the Corporation).

               (ii) Upon the occurrence or expected occurrence of a Conversion Event, any CEA Holder may, in its sole and absolute discretion, elect to convert any or all of such shares into shares of Class A Common Stock at one time or from time to time by surrendering the certificate representing each share of Class C Common Stock to be converted to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation) by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by such holder or his duly authorized attorney, with signature guaranteed (if so required by the Corporation). Each CEA Holder shall be entitled to convert shares of Class C Common Stock into shares of Class A Common Stock in connection with any Conversion Event if such CEA Holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any CEA Holder stating such CEA Holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such CEA Holder to participate in such Conversion Event. The Corporation will not cancel the shares of Class C Common Stock so converted before the tenth day following such Conversion Event and will reserve such shares until such tenth day for reissuance in compliance with the next sentence.
          If any shares of Class C Common Stock are converted into shares of Class A Common Stock in connection with a Conversion Event and such shares of Class A Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Class A Common Stock shall be promptly converted back into the same number of shares of Class C Common Stock. Notwithstanding the foregoing, any CEA Holder may convert shares of Class C Common Stock into Class A Common Stock upon approval by the Board of Directors of the Corporation in accordance with applicable law.

               (iii) Notwithstanding the provisions of paragraphs (i) and (ii) immediately preceding, no such conversion of Class C Common Stock shall be permitted if the Corporation determines, in its reasonable business judgment, that the ownership, or proposed ownership, of shares of stock or other securities of the Corporation (A) would cause the holder or CEA Holder of the shares of Class C Common Stock proposed to be converted to become a Disqualified Person or (B) may be inconsistent with, or in violation of, any Applicable Law or Governmental Authorization.

     7.  Non-Permitted Dodge Transfers.  The Corporation shall not issue, or
         -----------------------------
permit the Transfer on the books of the Corporation or otherwise, to Dodge or any of his Controlled Entities, Family Members or Dodge Charitable Foundations, of any shares of any class or series of capital stock (or other voting securities) if, after giving effect to such issue or Transfer, Dodge, together with his Controlled Entities, Family Members and Dodge Charitable Foundations, would own beneficially shares of capital stock of the Corporation entitled to vote generally for the election of directors which, on a combined basis, would represent more than the Designated Voting Percentage of the aggregate voting power of all classes of capital stock of the Corporation entitled to vote generally for the election of directors (it being understood that the right of the holders of one or more classes of Preferred Stock to elect a specific number of directors, either generally or upon the occurrence of events specified in the terms of the Preferred Stock, shall not be deemed to mean that any of those holders are entitled to vote generally for the election of directors). For purposes of this Subsection 7, beneficially ownership shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act or any successor rule. For purposes of illustrating the preceding provision of this Subsection 7 if, based on the present composition of the Corporation's capital stock, 100 shares of Class A Common Stock were outstanding (having one vote per share) and 200 shares of Class B Common Stock were outstanding (having ten votes per share), the Corporation would be deemed to have capital stock having total voting power of 2,100 votes (i.e., 100 votes attributable to the Class A Common Stock and 2,000 votes attributable to the Class B Common Stock) and Dodge, together with his Controlled Entities, Family Members and Dodge Charitable Foundations, would be prohibited from owning capital stock of the Corporation (of whatever series or class) having the right to cast more than 1,049 votes (i.e., 49.99% of 2,100). The foregoing illustration assumes the Designated Voting Percentage equals 49.99%.

     8.  Reservation of Common Stock upon Conversion of Common Stock.  The
         -----------------------------------------------------------
Corporation shall, at all times, reserve and keep available, solely for the purpose of issuance upon conversion of outstanding shares of Class B Common Stock and Class C Common Stock, such number of shares of Class A Common Stock as may be issuable upon the conversion of all such outstanding shares of Class B Common Stock and Class C Common Stock; provided, however, that the Corporation may deliver shares of Class A Common Stock which are held in the treasury of the Corporation for shares of Class B Common Stock and Class C Common Stock converted. All shares of Class A Common Stock which may be issued upon conversion of shares of Class B Common Stock and Class C Common Stock will, upon issuance, be fully paid and nonassessable. The aggregate amount of stated capital represented by shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock and shares of Class C Common Stock shall be the same as the aggregate amount of stated capital represented by the shares of Class B Common Stock and Class C Common Stock so converted.

     9.  Issuance of Certificates.  The issuance of a certificate or
         ------------------------
certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock or Class C Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates are to be issued in a name other than that of the holder of the shares of Class B Common Stock or Class C Common Stock to be converted, the Person requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the reasonable satisfaction of the Corporation that such tax has been paid or is not so payable. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of Class B Common Stock or, except as provided in paragraph (b)(ii) of Subsection 6, Class C Common Stock and, if required, payment of any tax as hereinabove provided, the Corporation will deliver to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of Class A Common Stock issuable upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the earlier of (a) the occurrence of a Dodge Conversion Event or (b) the date of the surrender of the certificate or certificates representing shares of Class B Common Stock or Class C Common Stock (or, if the transfer books of the Corporation shall be closed on such date, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of Class B Common Stock or Class C Common Stock shall cease at such time and the Person in whose name the certificate or certificates representing shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder of such shares of Class A Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto.

     10.  Restriction on Issuance of Shares of Class B Common Stock.  The
          ---------------------------------------------------------
Corporation shall not issue any additional shares of Class B Common Stock or any new class of common stock entitled to cast more than one (1) vote per share, unless such issuance is pursuant to Section C(1)(f) or C(2) or is pursuant to Option Securities that exist, or are required to be issued, as of the effective time of the ATC Merger to acquire shares of Class B Common Stock. The Corporation shall not, except pursuant to the provisions of Section C(1)(f), issue any Convertible Securities, convertible or exchangeable into, or Option Securities to purchase, any shares of Class B Common Stock or any new class of Common Stock entitled to cast more than one (1) vote per share.

     11.  Automatic Conversion of Certain Class B Common Stock.  At any time a
          ----------------------------------------------------
Controlled Entity of any Original Class B Holder fails to remain a Controlled Entity of such Original Class B Holder, any shares of Class B Common Stock then standing in the name of such Controlled Entity on the stock records of the Corporation shall, without any act on the part of the Corporation, result in the conversion of such shares of Class B Common Stock into shares of Class A Common Stock effective as of the close of business on the date such Controlled Entity fails to remain a Controlled Entity of any one or more Original Class B Holders.

     12.  No Circumvention.  Without the consent of the holders of a majority of
          ----------------
the shares of Class A Common Stock, voting separately as a class, except as otherwise specifically provided in this Restated Certificate of Incorporation (including without limitation paragraph (e) of Section C(1) and Sections C(2) and (3)), the Corporation shall not, by amendment of this Restated Certificate of Incorporation, by amendment of the Corporation's bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other voluntary action, avoid or seek to avoid the protections afforded the holders of shares of Class A Common Stock with respect to the Class B Common Stock or the issue of shares of Common Stock entitled to cast more than one (1) vote set forth in this Section C, as presently constituted; provided, however, that notwitstanding the foregoing, the Corporation may issue and sell debt or shares of Preferred Stock, including without limitation pursuant to a public offering, private placement, consolidation, merger or acquisition of assets, that have special voting rights.


     D.   COMMUNICATIONS ACT RESTRICTIONS
          -------------------------------

     1.  Foreign Ownership Limitations.  The Corporation shall not issue, or
         -----------------------------
permit the transfer on the books of the Corporation, to any Alien or Aliens, either individually or in the aggregate, of any shares of any class or series of capital stock (or other voting securities) if, after giving effect to such issue or transfer, the foreign ownership or voting levels of the Corporation or any of its Subsidiaries would exceed the Foreign Ownership Limitations. No Alien shall be entitled to vote or direct or control the vote of shares of any class or series of capital stock (or other voting securities) of the Corporation in excess of the Foreign Ownership Limitations. The voting rights with respect to any such shares (or other securities) held by Aliens which exceed the Foreign Ownership Limitations shall be forfeited and such shares (or other securities) shall be deemed for all purposes (including without limitation for purposes of determining quorums and whether the requisite percentage of the issued and outstanding shares of any class or series of capital stock (or other voting securities) has voted or consented to a particular action) of this Restated Certificate of Incorporation not to be issued and outstanding.

     2.  Disqualified Person Determinations.  Each stockholder agrees (a) to
         ----------------------------------
advise the Corporation promptly if (i) it is or becomes an Alien or a Disqualified Person, or (ii) its ownership or voting levels increase beyond those permitted by Section 310(b)(3) or (4), as applicable, of the Communications Act, and (b) to provide the Corporation promptly with such information as the Corporation may, from time to time, reasonably request to enable the Corporation to determine whether such stockholder is an Alien or a Disqualified Person. In the event the Corporation determines, in its reasonable business judgment, that any stockholder is, or is about to become, a Disqualified Person (a "Disqualified Person Determination"), it shall promptly so advise such stockholder and if, within thirty (30) days, or such shorter period as the Corporation shall require as being in the best interests of the Corporation, such stockholder has not made arrangements reasonably satisfactory to the Corporation to cause such stockholder to no longer be, or likely to be, a Disqualified Person, then the Corporation shall have the right, in its sole and absolute discretion, to effect an Automatic Conversion in accordance with the provisions of Subsection 3 of this Section.

     3.  Automatic Conversions.  In the event the Corporation shall have made a
         ---------------------
Disqualified Person Determination and the stockholder that is the subject thereof has not made arrangements reasonably satisfactory to the Corporation to cause such stockholder to no longer be a Disqualified Person, then the Corporation shall have the right, in its sole and absolute discretion, if the same would cause such stockholder not to be a Disqualified Person, to convert automatically (an "Automatic Conversion") all, or such number as the Corporation shall specify, of such stockholder's shares of Class A Common Stock and/or Class B Common Stock into Class C Common Stock, such conversion to become effective, without any further act of the Corporation, such Disqualified Person or any other Person, upon the date specified therefor in a resolution of the Board of Directors or, if no date is specified, upon the adoption of such resolution stating that such shares shall be so converted. Stock certificates formerly representing such shares of Class A Common Stock and/or Class B Common Stock held by such Disqualified Person shall thereupon and thereafter be deemed to represent such shares of Class C Common Stock, and all rights of such Disqualified Person arising from ownership of shares of Class A Common Stock and/or Class B Common Stock so converted shall cease at such time and such Disqualified Person in whose name the certificate or certificates representing such shares of Class A Common Stock and/or Class B Common Stock shall be treated for all purposes as having become the record holder of such shares of Class C Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. Each holder of shares of Class A Common Stock and/or Class B Common Stock agrees to deliver stock certificates representing shares of Class A Common Stock and/or Class B Common Stock, as the case may be, subject to such Automatic Conversion but the failure to deliver such certificates shall not affect the validity of such Automatic Conversion. Upon such surrender, such Disqualified Person shall be entitled to a certificate or certificates for shares of Class C Common Stock without charge for any stamp or other similar taxes in respect of such issuance. However, if any such certificate or certificates are to be issued in a name other than that of the holder of the shares of Class A Common Stock and/or Class B Common Stock subject to such Automatic Conversion, such Disqualified Person shall pay to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the reasonable satisfaction of the Corporation that such tax has been paid or is not so payable. As promptly as practicable after such surrender and, if required, payment of any tax as hereinabove provided, the Corporation will deliver to, or upon the written order of, such Disqualified Person, a certificate or certificates representing the number of shares of Class C Common Stock issuable upon such Automatic Conversion.

     The Board of Directors of the Corporation shall have all power and authority necessary or advisable to implement the provisions of this Section. The certificates representing shares of capital stock (or other securities) of the Corporation shall contain a legend referring to such provisions.

     E.   DEFINITIONS
          -----------

     For purposes of this Restated Certificate of Incorporation, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the
                                                             ---- -----
reference to any gender shall be deemed to include all genders.

          The terms "Affiliate" shall mean (i) any other Person at the time directly or indirectly control ling, controlled by or under direct or indirect common control with such Person, (ii) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly ten percent (10%) or more on a consolidated basis of the equity or beneficial interest, (iii) any other Person which at the time owns, or has the right to acquire, directly or indirectly ten percent (10%) or more of any class of the capital stock or beneficial interest of such Person,
     (iv) any Executive Officer or director of such Person, and (v) when used with respect to an individual, shall include a spouse, any ancestor or descendant, or any other relative (by blood, adoption or marriage), within the third degree of such individual or any trust for the benefit of one or more of the foregoing. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person or the disposition of its assets or properties, whether by stock, equity or other ownership, by contract, arrangement or understanding, or otherwise.

          The term "Alien" shall mean (i) an individual who is a citizen of a country other than the United States; (ii) any Entity organized under the laws of a government other than the government of the United States or any state, territory or possession of the United States; (iii) a government other than the government of the United States or any state, territory or possession of the United States; (iv) a representative of, or an individual or Entity controlled by, any of the individuals, Entities or governments referred to in clauses (i), (ii) or (iii); and (v) any other Person included in the definitions of Persons restricted by the foreign ownership or voting level provisions of Section 310(b)(3) or (4) of the Communications Act.

          The term "Applicable Law" shall mean any Law of any Authority, whether domestic or foreign, including without limitation all federal and state Laws, to which the Person in question is subject or by which it or any of its business or operations is subject or any of its property is bound.

          The term "ARS" shall mean American Radio Systems Corporation, a Delaware corporation.
          The term "ATC Merger" shall mean the merger of American Tower Corporation, a Delaware corporation, with and into the Corporation.

          The term "ATS Private Placement" shall mean the issue and sale of 8,000,000 shares of Common Stock by ATS to the purchasers named in the Stock Purchase Agreement, dated as of January 8, 1998, between ATS and the purchasers, including without limitation Dodge and the Stoner Group, named therein.

          The term "Authority" shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

          The term "Class B Holder" shall mean (i) any Original Class B Holder or (ii) any Person to whom shares of Class B Common Stock are hereafter transferred pursuant to a Permitted Transfer.

          The term "Code" shall mean the Internal Revenue Code of 1986, and the rules, regulations, policies and orders thereunder, all as from time to time in effect, or any successor law, rules, regulations, policies and orders and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

          The term "Communications Act" shall mean the Communications Act of 1934, and the rules, regulations, policies and orders thereunder, all as from time to time in effect, or any successor law, rules, regulations, policies and orders and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

          The term "Controlled Entity" shall mean, with respect to any Person (such Person being referred to as the "first Person" in this definition),
     (i) any of the first Person's and/or any other Original Class B Holder's Family Members with respect to which the first Person (and/or any other Original Class B Holder) (x) retains sole voting control, by proxy, voting agreement, voting trust or otherwise over the shares of Class B Common Stock transferred by the first Person and (y) continue to exercise a sole voting power over such shares; provided, however, any of such Family Members shall not be considered, for these purposes, to be a Controlled Entity of the first Person with respect to any Class B Common Stock so transferred as to which, at any time subsequent to such transfer, the first Person (and/or any other Original Class B Holder) fail to retain sole voting power over any Class B Common Stock so transferred or as to which any other Person (other than the first Person (and/or any other Original Class B Holder)) exercise any voting power or direction with respect to any Class B Common Stock so transferred (other than pursuant to a proxy granted in connection with any regular or special meeting of the stockholders of
     ATS), and (ii) any Entity that (A) is and remains directly controlled (through voting securities, board or other management positions, contract or otherwise) by the first Person (and/or any other Original Class B Holder) and (B) the first Person, together with any other Original Class B Holder and Family Members of any thereof, own and continue to own (or, if such Entity is a trust, is (or are) the beneficiary (or beneficiaries) and continue to be the beneficiary (or beneficiaries) of), directly or indirectly, 90% of the record and beneficial interest of such Entity.

          The term "Conversion Event" shall mean (i) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act and a public sale pursuant to Rule 144 promulgated under the Securities Act), (ii) any sale of securities of the Corporation to a person or group of Persons (within the meaning of the Exchange Act, a "Group") if, after such sale, such Person or Group would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (iii) any sale of securities of the Corporation to a Person or Group if, after such sale, such Person or Group would own or control securities of the Corporation (excluding any Class B Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (iv) any sale of securities of the Corporation to a Person or Group if, after such sale, such Person or Group would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (v) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a Person or Group would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof).

          The term "Convertible Securities" shall mean any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for shares of common stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

          The term "Designated Voting Percentage" shall mean, as of any date of determination, 49.99% minus the percentage of voting rights represented by the Class B Common Stock purchased by any member of the Stoner Group in the ATS Private Placement that is beneficially owned as of such determination date by any member of the Stoner Group, any of their respective Controlled Entities or Family Members or any Person that is controlled, with respect to the voting of any Class B Common Stock held thereby, by any one or more of the foregoing Persons described in this definition. For purposes of this definition, beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act or any successor rule.

          The term "Disqualified Person" shall mean any Person which, in the good faith determination of the Board of Directors of the Corporation, based on the advice of counsel, directly or indirectly, as a result of ownership of Preferred Stock or Common Stock (or other shares of capital stock or securities of the Corporation) or otherwise, (i) has caused or would cause the Corporation or any of its Subsidiaries to violate the multiple, cross-ownership, cross-interest or other rules, regulations, policies or orders of the FCC, or (ii) could result in disqualification of the Corporation or any of its Subsidiaries as a licensee of the FCC, or
     (iii) would cause the Foreign Ownership Limitations to be violated.

          The term "Dodge" means Steven B. Dodge, the Chairman of the Board, President and Chief Executive Officer of the Corporation.

          The term "Dodge Charitable Foundation" shall mean any Entity formed by Dodge and/or his Family Members for any of the purposes set forth in
     Section 501(c)(3) of the Code.

          The term "Dodge Conversion Event" shall mean that Dodge and the Dodge Permitted Transferees, in the aggregate, own beneficially shares of Common Stock which, on a combined basis, represent less than the greater of (i) fifty percent (50%) of the aggregate voting power owned beneficially by Dodge and the Dodge Permitted Transferees determined on a combined basis, immediately following consummation of the ATC Merger, and (ii) twenty percent (20%) of the aggregate voting power of all classes of capital stock of the Corporation entitled to vote generally for the election of directors (it being understood that the right of the holders of (a) Class A Common Stock to elect two (2) directors pursuant to the provisions of Section 1 of Section C of Article Fourth or (b) one or more classes of Preferred Stock to elect a specific number of directors, either generally or upon the occurrence of events specified in the terms of the Preferred Stock, shall not be deemed to mean that any of those holders are entitled to vote generally for the election of directors). For purposes of determining beneficial ownership with respect to a Dodge Conversion Event, (a) Dodge and the Dodge Permitted Transferees shall be deemed to own beneficially all shares of capital stock of the

     Corporation that, at the time of determination, (i) could be purchased or otherwise acquired by Dodge or any of the Dodge Permitted Transferees pursuant to all Convertible Securities and Option Securities then held by Dodge or any of the Dodge Permitted Transferees, or (ii) are held for the benefit of Dodge or any of the Dodge Permitted Transferees pursuant to any Benefit Arrangement or Plan of ATS or any of its Subsidiaries; and (b) except as described in clause (a) preceding, Dodge and the Dodge Permitted Transferees shall not be deemed to own beneficially any shares of capital stock of the Corporation that, at the time of determination, might be deemed to be owned beneficially (within the meaning of Rule 13d-3 promulgated under the Exchange Act or any successor rule).

          The term "Dodge Permitted Transferee" shall mean any Controlled Entity of Dodge.

          The term "Economic Owner" shall have the meaning ascribed to the term "beneficial owner" in Rule 16a-l(a)(2) promulgated under the Exchange Act or any successor rule.

          The term "Effective Date" shall mean the date this Restated Certificate of Incorporation becomes effective under the provisions of the Delaware General Corporation Law.

          The term "Entity" shall mean any corporation, firm, unincorporated organization, association, partnership, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any governmental or quasi-governmental authority, whether domestic or foreign and whether administrative, executive, judicial, legislative or other, or any combination thereof.

          The term "Event" shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

          The term "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision, except that any Person meeting the terms of a particular definition as of the time he qualifies shall not thereafter lose such qualification solely because of a change in the Exchange Act or such rules and regulations.

          The term "Family Members" shall mean, with respect to any Person, the spouse or former spouse of such Person, any lineal descendant, natural or adopted, of a grandparent of such Person, or a grandparent of the spouse or former spouse of such Person and any spouse or former spouse of such lineal descendant.

          The term "FCC" shall mean the Federal Communications Commission or any successor Authority.

          The term "Final Class B Date" shall be the date that both of the following conditions shall have been met: (i) all issued and outstanding shares of Class B Common Stock shall be converted into shares of Class A Common Stock in accordance with the provisions of Subsection 4, 5 or 6 of Section C of this Article or shall otherwise cease to be outstanding, and
     (ii) the Corporation has no obligation to issue any additional shares of Class B Common Stock, pursuant to Option Securities outstanding or required to be issued, as of the effective time of the ATC Merger, that are exercisable for Class B Common Stock.

          The term "Foreign Ownership Limitations" shall mean the provisions with respect to foreign ownership or voting levels of the Corporation or any of its Subsidiaries set forth in Section 310(b)(3) or (4) of the Communications Act, as applicable.

          The term "Governmental Authorization" shall mean all approvals, concessions, consents, exemptions, franchises, licenses, orders, permits, plans, registrations and other authorizations of and all reports to and filings with all Authorities.

          The term "Law" shall mean any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, or the common law, or any particular section, part or provision thereof, or any interpretation, directive, guideline or request (having the force of law), of any Authority, including without limitation (a) the judicial systems thereof, or any particular section, part or provision thereof, and (b) any of the foregoing relating to antitrust or prohibiting other anticompetitive business practices, those relating to employment practices (such as discrimination, health and safety), and those relating to minority business enterprises.

          The term "Option Securities" shall mean all rights, options and warrants, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of capital stock or Convertible Securities, and all stock appreciation rights, in each case whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

          The term "Original Class B Holder" shall mean any Person (i) who owned of record or who was the Economic Owner of shares of Class B Common Stock immediately prior to the consummation of the ATC Merger (including any Person entitled to become at such time such an owner of record or Economic Owner of such shares as a consequence of the Tower Separation), or (ii) who held an option to purchase shares of Class B Common Stock immediately prior to the consummation of the ATC Merger (including Persons entitled to receive at such time such an option in exchange for an option to purchase shares of Class B Common Stock of ARS pursuant to certain transactions related to the Tower Separation).

          The term "Permitted Transfer" shall mean (i) any Transfer pursuant to the Tower Separation and (ii) a Transfer of Class B Common Stock to any Permitted Transferee; provided, however, that notwithstanding the foregoing, a Transfer to a Dodge Charitable Foundation shall not constitute a permitted Transfer (a) to the extent that the aggregate number of shares of Class B Common Stock Transferred to all Dodge Charitable Foundations that remain (x) Class B Common Stock and (y) owned by any Dodge Charitable Foundation exceeds 1,000,000 (as presently constituted), or (b) if Dodge and/or his Family Members cease to exercise sole voting power or direction with respect to any Class B Common Stock so transferred and still held as Class B Common Stock (other than pursuant to an agreement or proxy excluded from the definition of "Transfer"), or (c) if any Dodge Conversion Event shall have occurred.

          The term "Permitted Transferee" shall mean (i) any Original Class B Holder, (ii) any Controlled Entity of any Original Class B Holder and (iii) any Dodge Charitable Foundation.

          The term "Person" shall mean any natural individual or any Entity.

          The term "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

          The term "Stock Option Plan" shall mean the 1997 Stock Option Plan, as from time to time amended, of the Corporation.

          The term "Stoner Group" shall mean Thomas H. Stoner, individually and as trustee of the trust named in this definition, Katherine E. Stoner, Bessemer Trust Company, solely and as capacity as Trustee of the Ruth H. Spencer Irrevocable Trust and of the Thomas H. Stoner Irrevocable Trust, and such trust.

          The term "Subsidiary" with respect to any Person (the "Parent") shall mean any Person of which such Parent, at the time in respect of which such term is used, (a) owns directly or indirectly more than fifty percent (50%) of the equity or beneficial interest, on a consolidated basis, or (b) owns directly or controls (or has the power or capability to control) with power to vote, indirectly through one or more Subsidiaries, shares of capital stock or beneficial interest having the ordinary power to cast (regardless of the existence at the time of a right of the holders of any class or classes of securities of such Person to exercise such voting power by reason of the happening of any contingency) at least a majority of the votes entitled to be cast for the election of the directors, trustees, managers or other officials having powers analogous to those of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of such Person.

          The term "Tower Separation" shall mean the transactions or transactions pursuant to which ARS distributed or will distribute to holders of (i) its common stock, (ii) options to acquire its common stock and (iii) its convertible preferred stock (upon conversion thereof), shares of Common Stock of the Corporation.

          The term "Transfer" shall mean any sale, assignment, conveyance, transfer or other disposition, mortgage, pledge or other encumbrance, lease, exchange, abandonment, parting with control of, gift, granting of an option or other act of alienation; provided, however, that the term "Transfer" shall not include (a) the Transfer of shares of any class of Common Stock to, or the holding thereof in, a margin or other brokerage account or (b) an agreement to vote, or the granting of a proxy to vote, any shares of any class of Common Stock, whether such agreement or proxy is revocable or irrevocable, so long as such agreement or proxy is specific to a particular meeting or transaction or transactions and so long as such agreement or proxy is not used to circumvent the restrictions on Transfer and conversion events set forth in this Restated Certificate of Incorporation.

     FIFTH:  For the management of the business and for the conduct of the
     -----
affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided that:

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Restated Certificate of Incorporation and the By-Laws of the Corporation. Except as otherwise provided by the Delaware General Corporation Law, any committee of the Board of Directors shall have and may exercise, to the extent provided in the By-Laws of the Corporation or by the resolutions of the Board of Directors, all of the powers and authority of the Board of Directors of the Corporation in the management of the business and affairs of the Corporation;

          (b) The number of directors of the Corporation shall be as specified in the By-Laws of the Corporation but such number may from time to time be increased or decreased in such manner as may be prescribed by the By-Laws;

          (c) Newly created directorships resulting from any increase in the authorized number of directors or any vacancy in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or otherwise shall, subject to the provisions of and except as otherwise provided by Applicable Law, this Restated Certificate of Incorporation, the By-Laws of the Corporation or by resolution of the Board of Directors, be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class of directors to which they have been chosen expires. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the By-Laws of the Corporation, at which meeting such vacancies shall be filled. No decrease in the authorized number of directors shall shorten the term of any incumbent director;

          (d) Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot. Directors need not be stockholders;

          (e) In the event that any shares of Class A Common Stock or any other class of Common Stock are listed and quoted on a national securities exchange and/or quoted on the Nasdaq National Market, the Board of Directors shall ensure, and shall have all power and authority to ensure, that the membership of the Board of Directors shall at all times be consistent with the applicable rules and regulations, if any, of such exchange and/or the National Association of Securities Dealers, Inc., as the case may be, for the Class A Common Stock or any such other class of Common Stock to be eligible for listing and quotation on such exchange and/or for quotation on the Nasdaq National Market; and

          (f) The Board of Directors shall ensure, and shall have all power and authority to ensure, that the composition of the Board of Directors of the Corporation and its Subsidiaries and the persons acting as officers of the Corporation and its Subsidiaries complies at all times with the provisions of the Communications Act with respect to individuals who are Aliens serving on such Boards of Directors and as such officers.

       SIXTH:  No director shall be personally liable to the Corporation or any
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stockholder for monetary damages for breach of fiduciary duty as a director, except, in addition to any and all other requirements for such liability, (i) for any breach of such directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) to the extent provided under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction for which such director derived an improper personal benefit. Neither the amendment nor repeal of this Article nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article shall reduce, eliminate, or adversely affect the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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

     SEVENTH:  Each Person who is or was or had agreed to become a director or
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officer of the Corporation or who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including without limitation any employee benefit plan or any trust associated therewith), shall be indemnified by the Corporation to the full extent permitted from time to time by the Delaware General Corporation Law or any other applicable laws as presently or hereafter in effect. This Article shall inure to the benefit of each such Person and his or her heirs, executors, administrators and estate. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any Person which provide for indemnification greater or different than that provided in this Article. Any amendment or repeal of this Article shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

       EIGHTH:  In furtherance and not in limitation of the powers conferred by
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the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend, and repeal the By-Laws. The By-Laws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the By-Laws as they exist from time to time may be adopted, only by the majority of the entire Board of Directors or with the approval or consent of the holders of not less than sixty-six and two thirds percent (66-2/3%), determined in accordance with the provisions of the second paragraph of Section A of Article FOURTH, of the total number of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors.

     NINTH:  A director of the Corporation, in determining what he reasonably
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believes to be in the best interests of the Corporation, shall consider the interests of the Corporation's stockholders and, in his discretion, may consider any of the following:

          (a) The interests of the Corporation's employees, suppliers, creditors and customers;

          (b)  The economy of the nation;

          (c)  Community and societal interests;

          (d) The ability of the Corporation to fulfill its obligations under all Applicable Laws and Governmental Authorizations; and

          (e) The long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

       TENTH:  Except for the provisions in Articles FOURTH, FIFTH, SIXTH,
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SEVENTH and EIGHTH and this Article, which shall only be amended, altered, changed or repealed with the approval, determined in accordance with the provisions of the second paragraph of Section A of Article FOURTH, of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the total number of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation (including provisions as may hereafter be added or inserted in this Restated Certificate of Incorporation as authorized by the laws of the State of Delaware) in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other person whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted, subject to the rights reserved in this Article. From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article.

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